FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2008

Philadelphia, PA, August 6, 2008 - Resource America, Inc. (Nasdaq: REXI) (the "Company”) reported operating results for the third fiscal quarter and nine months ended June 30, 2008.

The Company noted the following events during the quarter ended June 30, 2008 or thereafter:

•
Collection of Legacy Portfolio Loan.  On July 31, 2008, the Company collected approximately $18.4 million in connection with the substantial settlement of a discounted loan, which was secured by the Evening Star Building in Washington, D.C.  As a result of this repayment, the Company anticipates recognizing a pre-tax gain in the quarter ending September 30, 2008 of approximately $7.5 million.  The Company’s remaining investment is a discounted mezzanine note with a carrying value of $3.6 million, which is secured by a 5% interest in the property.  This investment was not generating material cash flow or income, thus the Company expects that this transaction will be immediately accretive to both net income and cash flow.

•
Distressed Real Estate Venture.  The Company entered into a $500.0 million joint venture with Varde Investment Partners, a Minnesota based alternative asset manager.  The Company intends to originate, invest in and manage distressed real estate assets for the venture.  To date, the Company and Varde have purchased or entered into letters of intent to purchase approximately $63.0 million of assets. The Company will be paid origination fees, asset management fees and incentive fees.

•
Guidance.  The Company projects that its earnings from continuing operations (excluding non-recurring items) will be approximately $1.00 per common share-diluted in fiscal 2009, which begins October 1, 2008.

•
Adjusted Income from Continuing Operations.  The Company reported adjusted income from continuing operations, a non-GAAP measure, of $1.4 million, or $0.08 per common share-diluted and $10.4 million, or $0.56 per common share-diluted for the third fiscal quarter and nine months ended June 30, 2008, respectively, as compared to $5.7 million, or $0.29 per common share-diluted and $16.2 million, or $0.84 per common share-diluted for the third fiscal quarter and nine months ended June 30, 2007, respectively.  A reconciliation of the Company’s reported (loss) income from continuing operations to adjusted income from continuing operations, a non-GAAP measure, is included as Schedule I to this release.

•
Net (Loss) Income.  The Company recorded non-cash charges of $14.2 million primarily related to residual interests underlying some of its funds.  In conjunction therewith, the Company reported a net loss of $8.0 million, or ($0.46) per common share for the quarter ended June 30, 2008, and a net loss of $17.0 million, or ($0.97) per common share for the nine months ended June 30, 2008, as compared to net income of $4.2 million or $0.22 per common share-diluted for the quarter ended June 30, 2007, and $14.7 million, or $0.76 per common share-diluted for the nine months ended June 30, 2007.

•
Retail Capital Fundraising.  The Company continued to see strong demand from this channel, resulting in the completion of both LEAF Equipment Leasing Income Fund III, L.P. (“LEAF III”) ($120.0 million raised) and Resource Real Estate Investors 6, L.P. ($35.0 million raised).  Since March 31, 2008, the Company has launched four funds through this channel with targeted fundraising of approximately $300.0 million focused on leasing, real estate, banks, and commercial debt.

•
Adjusted Revenue and Adjusted Operating Income.  For the third quarter and nine months ended June 30, 2008, the Company reported adjusted revenues of $39.1 million and $141.4 million, respectively, as compared to $39.1 million and $95.7 million for the third quarter and nine months ended June 30, 2007, respectively.  For the third quarter and nine months ended June 30, 2008, the Company reported adjusted operating income of $8.5 million and $51.9 million, respectively, as compared to $19.5 million and $44.8 million for the third quarter and nine months ended June 30, 2007, respectively.  Adjusted revenues and adjusted operating income, both non-GAAP measures, include $9.7 million and $17.5 million of pre-tax mark-to-market adjustments on investments reported under the equity method of accounting, for the third quarter and nine months ended June 30, 2008, respectively.  A reconciliation of the Company’s reported revenues and operating income to adjusted revenues and adjusted operating income is included as Schedule II to this release.

•
Increased Assets Under Management.  The Company increased its assets under management to $18.8 billion, a $1.1 billion increase (6.1%) from the quarter ended March 31, 2008 and a $2.0 billion increase (11.8%) from the quarter ended June 30, 2007.

•
Acquired Management Contracts.  The Company was successfully assigned the management contracts of four Collateralized Loan Obligations totaling approximately $1.3 billion, bringing the Company’s total bank loan portfolio to approximately $4.4 billion.

•
Reduced Balance Sheet Exposure.  As of June 30, 2008, the Company reduced its total borrowings outstanding to $574.5 million from $884.1 million at March 31, 2008, a decrease of 35%.  Of that amount, $213.2 million is net liabilities consolidated under FIN 46-R as to which the Company has no recourse, $274.8 million is non-recourse revolving credit facilities at LEAF and $26.4 million is other debt, which includes a $9.9 million loan that was assumed by a real estate investment partnership after June 30, 2008 and mortgage debt secured by properties owned by the Company’s subsidiaries.  With proceeds from the repayment of the Evening Star Building loan, the Company will continue to reduce its corporate level secured revolving credit facilities which had $60.1 million outstanding at June 30, 2008.

•
The Company continued to adjust its operations in light of market conditions and, after valuation adjustments taken through June 30, 2008, has materially reduced its exposure to future valuation adjustments to approximately $3.9 million (net of tax) for trust preferred securities reported as investments in unconsolidated entities and $7.6 million (net of tax) for direct investments in collateralized debt obligations reported as investment securities available-for-sale.  The Company has no exposure to valuation adjustments for residential mortgage-backed securities.

Jonathan Cohen, President and CEO of the Company, commented, “We continue to make progress in reducing our balance sheet exposure to risk from the 2005-2007 financial fund management residuals. We are proud of our accomplishments, which we have discussed in this earnings release, in that we continue to: (1) raise assets under management in our core management sectors; (2) expand our distressed real estate business which we think can grow substantially over the next 24 months; (3) form new funds in our retail channel where we launched four funds in the recent period targeted to raise over $300 million; (4) pursue reductions in general and administrative areas; and (5) target balance sheet reductions.  During our third quarter that ended on June 30, we continued to position Resource America for changing opportunities and economic circumstances.  In future periods you can expect to see the Company’s costs dropping significantly.  We thank you for your patience during fiscal 2008 and look forward to returning to the previously high growing asset management firm we were in previous years.”

Assets Under Management

The following table details the Company’s assets under management by operating segment:

At June 30,
	2008	2007
Financial fund management	$15.4 billion	$14.2 billion
Real estate	1.8 billion	1.5 billion
Commercial finance	1.6 billion	1.1 billion
	$18.8 billion	$16.8 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2007.

Book Value

As of June 30, 2008, the Company’s GAAP book value per common share was $8.91 per share.  Total stockholders’ equity was $156.6 million as of June 30, 2008 as compared to $185.3 million as of September 30, 2007.  Total common shares outstanding were 17,575,599 as of June 30, 2008 as compared to 17,417,307 as of September 30, 2007.

Other Highlights for the Third Fiscal Quarter Ended June 30, 2008 and Recent Developments

®
On April 25, 2008 LEAF announced that it had successfully completed the public offering of its third public investment partnership, LEAF III, which raised approximately $120.0 million.  LEAF III closed within 14 months, 42% ahead of the original two year projected offering period, and utilized a syndicate of more than 70 broker dealers that participated in the offering. This is LEAF's third fund; the first, LEAF I raised approximately $17.1 million in gross offering proceeds; the second, LEAF II raised approximately $60.0 million in gross offering proceeds.

®	LEAF’s assets under management at June 30, 2008 were $1.6 billion, an increase of $561.0 million (52%) from June 30, 2007.

®
Resource Real Estate Holdings, Inc. (“Resource Real Estate”), the Company’s real estate asset manager that invests in and manages real estate investment vehicles on behalf of itself and for outside investors and operates the Company’s commercial real estate debt platform, increased its assets under management to $1.8 billion at June 30, 2008, an increase of $253.0 million (17%) from June 30, 2007.  Since October 1, 2007, Resource Real Estate has acquired $112.2 million in real estate assets for its investment vehicles.

®
Resource Real Estate increased its apartment units under management to 15,758 at June 30, 2008, an increase of 3,293 units (26%) from June 30, 2007.  This includes a portfolio of 39 multi-family properties representing approximately 9,800 apartment units managed by Resource Residential, Resource Real Estate’s wholly-owned subsidiary.

®
In the third fiscal quarter ended June 30, 2008, Resource Real Estate acquired one distressed note for $9.25 million and three multi-family residential apartment properties for its portfolio with an aggregate acquisition cost of $41.7 million. In addition Resource Real Estate entered into a purchase and sale agreement on August 1, 2008, to acquire two distressed multi-family assets of $15.4 million.

®	The Company’s financial fund management operating segment increased its assets under management at June 30, 2008 to $15.4 billion, an increase of $1.2 billion (8%) from June 30, 2007.

®
The Company’s Board of Directors authorized the payment of a cash dividend to be paid on August 29, 2008 in the amount of $0.07 per share of the Company’s common stock to all holders of record at the close of business on August 15, 2008.

®
Resource Capital Corp. (NYSE: RSO), a real estate investment trust for which the Company is the external manager, announced a dividend distribution of $0.41 per common share for the quarter ended June 30, 2008, unchanged from the quarter ended March 31, 2008.

The Company generated $35.9 million of cash from operating activities from continuing operations as adjusted during the nine months ended June 30, 2008.  A reconciliation of net cash provided by (used in) operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted, a non-GAAP measure, is included as Schedule III to this release.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K/A.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, reconciliation of GAAP (loss) income from continuing operations to adjusted income from continuing operations, reconciliation of GAAP revenue to adjusted revenue and a reconciliation of GAAP operating (loss) income to adjusted operating income and reconciliation of net cash provided by (used in) operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2008	September 30, 2007
	(unaudited)	(restated)
ASSETS
Cash	$7,797	$14,624
Restricted cash	24,270	19,340
Receivables	3,692	21,255
Receivables from managed entities	32,321	20,177
Loans sold, not settled	1,990	152,706
Loans held for investment, net	222,123	285,928
Investments in commercial finance, net	305,501	243,391
Investments in real estate, net	49,563	49,041
Investment securities available-for-sale, at fair value	30,481	51,777
Investments in unconsolidated entities	20,942	39,342
Property and equipment, net	28,167	12,286
Deferred income taxes	38,822	29,877
Goodwill	7,969	7,941
Intangible assets, net	4,474	4,774
Other assets	23,701	18,664
Total assets	$801,813	$971,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and other liabilities	$53,801	$60,546
Payables to managed entities	1,003	1,163
Borrowings	574,496	706,372
Deferred income tax liabilities	11,124	11,124
Minority interests	4,829	6,571
Total liabilities	645,253	785,776

Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 27,480,825 and 26,986,975 shares issued, respectively (including nonvested restricted stock of 582,655 and 199,708, respectively)	269	268
Additional paid-in capital	268,038	264,747
Retained earnings	6,476	27,171
Treasury stock, at cost; 9,322,571 and 9,369,960 shares, respectively	(101,553)	(102,014)
ESOP loan receivable	(205)	(223)
Accumulated other comprehensive loss	(16,465)	(4,602)
Total stockholders’ equity	156,560	185,347
	$801,813	$971,123

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
		(restated)		(restated)
REVENUES
Commercial finance	$21,803	$12,808	$82,434	$28,461
Real estate	5,626	7,008	18,790	18,580
Financial fund management	2,017	18,635	22,662	48,065
	29,446	38,451	123,886	95,106
COSTS AND EXPENSES
Commercial finance	10,967	5,416	32,751	13,607
Real estate	5,672	3,971	16,464	10,179
Financial fund management	7,122	5,925	20,020	15,878
General and administrative	3,954	3,413	11,169	8,956
Provision for credit losses	1,550	113	5,770	158
Depreciation and amortization	1,309	728	3,264	2,156
	30,574	19,566	89,438	50,934
OPERATING (LOSS) INCOME	(1,128)	18,885	34,448	44,172

Interest expense	(9,776)	(10,176)	(39,048)	(22,461)
Minority interest income (expense), net	2,590	(980)	(677)	(2,255)
Other (expense) income, net	(5,530)	2,079	(22,606)	6,418
	(12,716)	(9,077)	(62,331)	(18,298)
(Loss) income from continuing operations before taxes	(13,844)	9,808	(27,883)	25,874
(Benefit) provision for income taxes	(5,820)	4,119	(10,874)	9,704
(Loss) income from continuing operations	(8,024)	5,689	(17,009)	16,170
Loss from discontinued operations, net of tax	(1)	(1,450)	(10)	(1,506)
NET (LOSS) INCOME	$(8,025)	$4,239	$(17,019)	$14,664

Basic (loss) earnings per common share:
Continuing operations	$(0.46)	$0.32	$(0.97)	$0.93
Discontinued operations	−	(0.08)	−	(0.09)
Net (loss) income	$(0.46)	$0.24	$(0.97)	$0.84
Weighted average shares outstanding	17,549	17,569	17,493	17,463

Diluted (loss) earnings per common share:
Continuing operations	$(0.46)	$0.29	$(0.97)	$0.84
Discontinued operations	−	(0.07)	−	(0.08)
Net (loss) income	$(0.46)	$0.22	$(0.97)	$0.76
Weighted average shares outstanding	17,549	19,210	17,493	19,215

Dividends declared per common share	$0.07	$0.07	$0.21	$0.20

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended June 30,
	2008	2007
		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(17,019)	$14,664
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities, net of acquisitions:
Impairment charge on collateralized debt obligation investments	8,123	−
Depreciation and amortization	4,299	2,712
Provision for credit losses	5,770	158
Minority interests	677	2,255
Equity in losses (earnings)of unconsolidated entities	10,260	(12,191)
Distributions from unconsolidated entities	14,651	12,995
Loss on sales of loans	17,674	−
Gains on sales of assets	(2,033)	(6,783)
Deferred income tax benefit	(13,689)	(6,657)
Non-cash compensation on long-term incentive plans	3,808	1,983
Non-cash compensation issued	107	1,630
Non-cash compensation received	359	(1,550)
Decrease (increase) in commercial finance investments	35,842	(137,620)
Changes in operating assets and liabilities	(14,627)	(42)
Net cash provided by (used in) operating activities of continuing operations	54,202	(128,446)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,621)	(3,406)
Payments received on real estate loans and real estate	8,109	15,703
Investments in real estate, including properties	(8,380)	(16,245)
Purchases of investments	(247,067)	(19,821)
Proceeds from sale of investments	27,701	6,158
Principal payments received on loans	10,071	−
Net cash paid for acquisitions	(8,022)	(20,708)
Increase in other assets	(17,352)	(3,423)
Net cash used in investing activities of continuing operations	(240,561)	(41,742)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	780,898	559,278
Principal payments on borrowings	(568,617)	(395,169)
Minority interest contributions	315	−
Minority interest distributions	(1,394)	(2,040)
Dividends paid	(3,676)	(3,533)
Increase in restricted cash	(27,948)	(7,166)
Proceeds from issuance of stock	182	927
Purchase of treasury stock	(237)	(2,777)
Tax benefit from the exercise of stock options	−	1,887
Net cash provided by financing activities of continuing operations	179,523	151,407
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	9	(527)
Financing activities	−	(1,145)
Net cash provided by (used in) discontinued operations	9	(1,672)
Decrease in cash	(6,827)	(20,453)
Cash at beginning of period	14,624	37,622
Cash at end of period	$7,797	$17,169

This press release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  The Company’s management uses this non-GAAP measure in its anlysis of the exclusion of certain adjustments recorded in the Company’s nine months ended June 30, 2008.  Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results of the Company.  This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SCHEDULE I

RECONCILIATION OF GAAP (LOSS) INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
		(restated)		(restated)
(Loss) Income from continuing operations − GAAP	$(8,024)	$5,689	$(17,009)	$16,170
Adjustments, net of tax:
Resource residential start-up costs	−	−	333	−
Impairment charges on CDO investments	1,971	−	2,776	−
Losses on sales of loans	260	−	11,130	−
Partnership level adjustments (1)	6,343	−	11,364	−
RCC incentive stock	591	−	1,527	−
Other	288	−	303	−
Adjusted income from continuing operations (2)	$1,429	$5,689	$10,424	$16,170

Weighted average diluted shares outstanding (3)	18,434	19,210	18,550	19,215

Adjusted income from continuing operations per share-diluted	$0.08	$0.29	$0.56	$0.84

(1)
Includes mark-to-market realized and unrealized valuation adjustments related to trust preferred securities of bank and bank holding companies and a decrease due to a discount recorded in connection with subordinate and incentive management fees the Company expects to receive in the future.

(2)
During the three and nine months ended June 30, 2008, in connection with substantial volatility and reduction in liquidity in the global credit markets, the Company recorded several significant adjustments.  For comparability purposes, the Company is presenting adjusted income from continuing operations because it facilitates the evaluation of the Company without the effect of these adjustments.  Adjusted income from continuing operations should not be considered as an alternative to (loss) income from continuing operations (computed in accordance with GAAP).  Instead, adjusted income from continuing operations should be reviewed in connection with (loss) income from continuing operations in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(3)	Includes 885,000 and 1,057,000 diluted shares not used in the calculation of loss from continuing operations per share-diluted for the three and nine months ended June 30, 2008.

SCHEDULE II

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE AND RECONCILIATION OF GAAP OPERATING (LOSS) INCOME TO ADJUSTED OPERATING INCOME
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
		(restated)		(restated)
Revenues
Commercial finance	$21,803	$12,808	$82,434	$28,461
Real estate	5,626	7,008	18,790	18,580
Financial fund management	2,017	18,635	22,662	48,065
Total revenue − GAAP	29,446	38,451	123,886	95,106

Adjustments:
Mark-to-market adjustments (1)	9,674	636	17,501	610
Adjusted revenue (2)	$39,120	$39,087	$141,387	$95,716

Operating (loss) income − GAAP	$(1,128)	$18,885	$34,448	$44,172

Adjustments:
Mark-to-market adjustments (1)	9,674	636	17,501	610
Adjusted operating income (2)	$8,546	$19,521	$51,949	$44,782

(1)
Includes realized mark-to-market adjustments of ($6.2 million) and $0 for the three month ended June 30, 2008 and 2007, respectively, and ($6.8 million) and $0 for the nine months ended June 30, 2008 and 2007, respectively.

(2)
Management of the Company views adjusted revenues and adjusted operating income as useful and appropriate supplements to revenues − GAAP and operating (loss) income − GAAP since they exclude mark-to-market adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.

SCHEDULE III

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES OF CONTINUING
OPERATIONS TO NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS AS ADJUSTED
(in thousands)
(unaudited)

Net cash provided by operating activities of continuing operations as adjusted was $35.9 million for the nine months ended June 30, 2008, an increase of $20.4 million as compared to net cash provided by operating activities of $15.5 million in the nine months ended June 30, 2007.  The following reconciles net cash provided by (used in) operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted (in thousands):

	Nine Months Ended
	June 30,
	2008	2007
		(restated)
Net cash provided by (used in) operating activities of continuing operations - GAAP	$54,202	$(128,446)
Adjustments:
(Decrease) increase in commercial finance investments	(35,842)	137,620
Changes in operating assets and liabilities	14,627	42
Proceeds from sales of investments	2,933	6,268
Net cash provided by operating activities of continuing operations as adjusted (1)	$35,920	$15,484

(1)
Management of the Company view net cash provded by operating activities of continuing operations as adjusted as a useful and appropriate supplement to GAAP net cash provided by operating activities of continuing operations since it reflects how management views its liquidity and working capital requirements.